Exhibit 99.1

U.S. Gold Corp. Provides End of Field Season Update for its CK Gold Project in Wyoming

Drilling completed and additional technical studies underway

Company plans to rapidly advance the project once PFS results are received

ELKO, NV, December 2, 2020 – U.S. Gold Corp. (NASDAQ: USAU) (the “Company”), a gold exploration and development company, is pleased to provide an end of field season report for its CK Gold Project, an advanced stage gold and copper exploration and development project located just outside of Cheyenne, Wyoming. Activities, beyond ongoing baseline monitoring, concluded at the end of November in support of the Pre-Feasibility Study (PFS) in progress for the Project. Field activities commenced in August 2020, and many important accomplishments have been achieved to date.

Highlights of Field Activities:

●	11,655 man-hours worked with no lost time or medical reportable injuries
●	No COVID-19 related cases reported
●	No environmental incidents reported
●	Over 100,000 ft of historic core relogged to foster a better geological interpretation of the resource
●	10,562 ft of core drilling captured material for metallurgical testing, geotechnical and hydrological characterization at an all-in cost of $83/ft (less assays)
●	8,495 ft of reverse circulation drilling conducted to further explore and convert inferred resources to measured and indicated at an all-in cost of $68/ft (less assays)
●	2,370 ft of monitoring wells drilled to establish hydrological regime at the project site and commence monitoring for environmental baseline in support of eventual permit applications
●	Geotechnical logging of 4,910 ft of core to establish pit slope stability characteristics including the installation of vibrating wire piezometers in four holes for slope design and eventual monitoring
●	Falling head and packer tests on several holes conducted to build a hydrological model aimed at establishing both open pit operational criteria and options for post mining land use of the open pit
●	A soil sampling program conducted to cover the entire lease area aimed and exploration and condemnation for future plant construction
●	Wetlands and surface water surveyed to characterize the site for future permitting, allowing avoidance of sensitive areas and support eventual permit application
●	A meteorological station established to gather baseline conditions for eventual permitting

Pre-Feasibility and Project Health and Safety Update

The following points outline progress to date:

●	August – initiated PFS Study for the CK Gold Project with associated consultants
●	August 5th – commenced complete re-log of historic drill core with oversight from highly experienced consulting geologists
●	September 5th – held kick-off meeting with diamond drill crew at the CK Gold Project site

●	October 2nd – completed last of seven diamond core drill holes totaling 4,652 ft (1,418 m) to gather metallurgical samples from representative areas of the known resource
●	October 3rd – initiated the first of five planned geotechnical and hydrological diamond core holes to be completed in early November. Approximately 4,800 ft planned
●	October 15th – R/C drill rig commenced on site drilling on 6 well/monitoring holes for site water characterization and up to 10 exploratory holes aimed at infill drilling to convert inferred resource to measured/indicated category, as well as expand limits of known resources. Drilling continued into November and total footage of 12,000 ft is anticipated before demobilizing for winter
●	November 16th- completed five geotechnical core holes and one exploration core hole, for 5,910 ft.
●	November 22nd- completed nine RC step-out-exploration holes, for 8,495 ft.
●	Contracted hydrological consultants to characterize local groundwater hydrology, open pit hydrology and surface hydro-geochemistry, and to establish project baseline for the natural hydrological conditions. Falling head and packer testing is ongoing during the drilling program
●	Contracted geotechnical consultants to establish open pit stability and design parameters. Specific geotechnical logging, point load testing and lab sample selection is ongoing during the drilling program
●	Contracted local environmental and permitting specialist to assist with environmental baseline program design and capture, and permit application preparation. This includes the deployment of a monitoring station and assessment of drainages for any potential wetland impact
●	Monitored the delivery, chain of custody and QA/QC for assay values at the laboratory, prioritizing metallurgical samples to allow metallurgical work to commence as soon as representative composites can be identified once assay results are received

In commenting on the program, George Bee, President and CEO of U.S. Gold Corp. stated, “We are grateful for our valued collaboration with all our consultants and drill contractors. They have done an outstanding, safe and responsible job. We also thank our local hosts, including the respective Wyoming agencies that have been very helpful and the local ranch owner who holds grazing rights on our mineral leases. We eagerly await the assay values, which will allow us to build a new resource model incorporating a better understanding of geologic controls. With the drilling from 2017, 2018, and now 2020, we anticipate expanding the resource. While we have much work to do to support our studies, our priority is to get the first seven metallurgical holes to the assay laboratory to start tests to enhance gold and copper recovery beyond that which we see in the preliminary economic assessment conducted some years ago. Going well beyond the minimal PFS requirements and capturing baseline data should help put the company in a position to rapidly advance the project once we have the PFS results in hand.”

COVID-19 Policy

U.S. Gold Corp. recognizes the heightened health risks associated with the current pandemic. At this stage of the CK Gold Project development, focusing largely on the gathering of information from the field, our personnel, contractors and consultants do not need to come into close contact with others apart from work within individual pods such as the drill crew and core logging personnel. Much of our work is conducted outdoors and physically separated. Meetings are conducted from remote locations using available video conferencing software. When it is necessary for individuals to meet or visit facilities, health guidelines are followed to avoid and minimize the risk of spreading the COVID-19 virus. We take the health and safety all those associated with our activities very seriously. If necessary, we will suspend activities and observe quarantine regimens until any health uncertainty passes.

Note on Qualified Person

QP Review: This statement has been reviewed by Kevin Francis, P Geo, SME Registered Member, Principle of Mineral Resource Management LLC who has inspected the data furnished in this announcement and has knowledge of the activities outlined in the CK Gold Project update. Acting within the scope of his expertise, Mr. Francis as a Qualified Person, has reviewed the information provided and finds it to be accurate and reflecting facts.

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded, U.S. focused gold exploration and development company. U.S. Gold Corp. has a portfolio of exploration properties. Copper King, now the CK Gold Project, is located in Southeast Wyoming and has a Preliminary Economic Assessment (PEA) technical report, which was completed by Mine Development Associates available on the US. Gold Corp. website. Keystone and Maggie Creek are exploration properties on the Cortez and Carlin Trends in Nevada. The Challis Gold Project is located in Idaho. For more information about U.S. Gold Corp., please visit www.usgoldcorp.gold

Safe Harbor

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements are based on U.S. Gold Corp.’s current expectations, and actual results could differ materially from such statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: the prevailing market conditions for metal prices and mining industry cost inputs, environmental and regulatory risks, risks faced by junior companies generally engaged in exploration activities, whether U.S. Gold Corp. will be able to raise sufficient capital to implement future exploration programs, COVID-19 uncertainties, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company makes no representation or warranty that the information contained herein is complete and accurate and we have no duty to correct or update any information contained herein.

For additional information, please contact:

U.S. Gold Corp. Investor Relations:

+1 800 557 4550

ir@usgoldcorp.gold

www.usgoldcorp.gold